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                                                                  Exhibit 10.132













                            CASTLE ENERGY CORPORATION
                             SEVERANCE BENEFIT PLAN





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                            CASTLE ENERGY CORPORATION
                             SEVERANCE BENEFIT PLAN


         This Castle Energy Corporation Severance Benefit Plan is designed to provide severance benefits to a select group of management employees of Castle Exploration Company, Inc. and its affiliates in the event their employment is involuntarily terminated without cause.


Article 1: Definitions

         As used herein the following terms have the meanings set forth in this
Article 1, unless a different meaning is plainly required by the context.

         1.1 "Board" means the Board of Directors of the Company.

         1.2 "Cause" means conduct detrimental to the Employer and its employees, including:

             1.2.1 fraud, embezzlement, misappropriation or other criminal conduct;

             1.2.2 neglect of duties or responsibilities as an employee;

             1.2.3 falsification of Employer records or reports;

             1.2.4 deliberate or reckless action which causes actual or potential injury or loss to the Employer or its employees;

             1.2.5 material violation of Employer policies or rules; or

             1.2.6 illegal acts on Employer property or in representing the Employer.

         1.3 "Compensation" means the cash compensation, including bonuses, paid to an Eligible Employee for his services to the Employer. "Compensation" shall be determined before reduction for any employee contributions to savings or health benefit plans maintained by the Employer.

         1.4 "Compensation Committee" means the Compensation Committee of the Board.

         1.5 "Company" means Castle Energy Corporation, a Delaware corporation.

         1.6 "Eligible Employee" means an individual designated by the Compensation Committee as eligible to participate in this Plan and whose name appears in Exhibit A.

         1.7 "Employer" means the Company, Castle Exploration Company, Inc., and any of its affiliates. For purposes of Sections 1.3, 2.1 and 4.3, Employer means

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all of these entities; for purposes of Section 1.2 and 3.4, Employer means any of them; and for purposes of Section 3.1, it means only those that have actually employed the Eligible Employee.

         1.8 "Plan" means the Castle Energy Corporation Severance Benefit Plan set forth in this document, as it may be amended from time to time.

         1.9 "Plan Year" means each calendar year that the Plan is in effect.

         1.10 "Severance Benefit" means the benefit payable under Article 3.

         1.11 "Severance Date" means the date selected by the Employer on which an Eligible Employee's employment termination becomes effective.

         1.12 "Termination Event" means (i) a reduction of at least 30% in the Eligible Employee's then current Compensation from the Employer; or (ii) the permanent assignment of the Eligible Employee to an office that is situated beyond a radius of 50 miles from the office to which the Eligible Employee is currently assigned.

Article 2: Eligibility for Severance Benefits

         2.1 An Eligible Employee whose employment with the Employer has been involuntarily terminated shall be entitled to receive a Severance Benefit, provided:

             2.1.1 his employment is not terminated for Cause;

             2.1.2 he does not voluntarily resign before his Severance Date;

             2.1.3 he executes and returns to the Company a written general release, in form and substance satisfactory to the Company, of any and all claims against the Employer and all related parties with respect to all matters arising out of his employment by the Employer or his employment termination; and

             2.1.4 he agrees to perform up to 125 hours of post-severance service for the Employer as described in Section 3.4.

         2.2 For purposes of Section 2.1, an Eligible Employee's employment with the Employer shall be considered to have been involuntarily terminated if the Eligible Employee resigns within 45 days after a Termination Event occurs.

Article 3: Payment of Severance Benefits

         3.1 Amount and Form of Benefits. Except as otherwise provided in
Section 3.3, an Eligible Employee who satisfies the requirements of Section 2.1 and 3.4 shall receive from his Employer a Severance Benefit in an amount equal

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to his Compensation for the twelve month period ending on his Severance Date.
The Severance Benefit shall be paid in seven unequal monthly installments: the first installment shall equal 50% of the Severance Benefit, each of the next five installments shall equal 8.33% thereof and the last installment shall equal the remaining 8.35%.

         3.2 Timing of Payments. Payment of an Eligible Employee's Severance Benefit shall commence as soon as administratively feasible following his Severance Date and the Company's receipt of the executed written release required by Section 2.1.3, but in no case more than one month after the release is executed.

         3.3 Termination of Payments. An Eligible Employee shall cease to participate in the Plan and any remaining Severance Benefit payments shall cease upon discovery of Cause, whether or not such discovery occurs before the Eligible Employee's Severance Date.

         3.4 Post Severance Services of Eligible Employees. During the period over which the Severance Benefit is paid and as a condition of continuing to receive those payments, the Eligible Employee shall assist the Employer by performing up to 125 hours of service on matters with which the Eligible Employee had been involved while an active employee, if requested by the Employer. The scheduling of this work shall be done by the Employer after taking into account the Eligible Employee's personal schedule and work requirements. If the Employer requires more than 125 hours of service from an Eligible Employee, the Employer shall pay the Eligible Employee the reasonable hourly rate agreed upon by the parties for each hour in excess of 125. The Employer may request all or a portion of the 125 hours as soon as it has paid the first installment pursuant to Section 3.1.

Article 4: General Provisions

         4.1 Plan Administration. The Plan shall be administered by the Company, which shall be the Plan's "named fiduciary" and "administrator" as those terms are used in the Employee Retirement Income Security Act of 1974, as amended. As administrator, the Company shall have the power to interpret and construe any ambiguous or disputable provisions of the Plan and to decide related questions that may arise in connection with the operation of the Plan, including the determination of disputed facts and application of Plan provisions to unanticipated circumstances. The Company may consult with an attorney, accountant, actuary or other experts and rely upon their opinions as it deems necessary and proper. The decision, determination or action of the Company with respect to any questions arising out of or in connection with the administration, operation and interpretation of the Plan shall be conclusive and binding upon all persons having or claiming an interest in the Plan.

         4.2 Funding of the Plan. This Plan shall be unfunded, and the payment of benefits hereunder shall be made from the general assets of the Company.


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         4.3 Right to Amend or Terminate Plan. The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no amendment or termination shall reduce the benefits to which an Eligible Employee is entitled hereunder during the four year period beginning on the date that the Eligible Employee is so designated by the Board.

         4.4 Benefit Claims Procedures. In the event a claim by a terminated Eligible Employee relating to the amount of his benefit or its method of payment is denied, such person will be given written notice by the Company of such denial, which notice will set forth the reason for the denial. The terminated Eligible Employee may, within 60 days after receiving the notice, request a review of such denial by filing a notice in writing with the Company. The Company in its discretion may request a meeting with the terminated Eligible Employee to clarify any matters it deems pertinent. The Company will render a written decision within 60 days after receipt of such request stating the reasons for its decision. If the Company is unable to respond within 60 days, an additional 60 days may be taken by the Company to respond. The terminated Eligible Employee will be notified if this additional time is necessary by the end of the initial 60-day period.

         4.5 Nonalienation of Severance Benefits. No Eligible Employee shall have the right to alienate, anticipate, pledge, assign or in any way create a lien upon any benefit payable hereunder, and no benefit shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.

         4.6 No Right to Employment. Nothing herein shall be deemed to give any Eligible Employee the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any Eligible Employee at any time.

         4.7 Exclusive Severance Benefit. This Plan supersedes and is in lieu of any other severance arrangements that an Eligible Employee has with the Employer.

         4.8 Payment Due Persons Under Disability. If the Company determines that any person to whom a payment is due hereunder is unable to care for his affairs by reason of physical or mental incapacity, the Company shall have the power to direct that the benefit payment due to such person be made to another for his benefit without any responsibility to see to the application of such payment. Any payment so made shall, as to the amount of such payment, operate as a complete discharge of the Company therefor.

         4.9 Records, Reporting and Disclosure. The Company shall keep all records necessary for the proper operation of the Plan. Such records shall be made available to each Eligible Employee for examination during business hours except that an Eligible Employee shall examine only such records as pertain exclusively to such examining Eligible Employee and to the Plan text. The Company shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, and each other relevant statute, including without limitation those

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relating to withholding of income taxes, Social Security taxes and other amounts which may be similarly reportable.

         4.10 Lost Payees. A Severance Benefit shall be deemed forfeited if the Company, after reasonable efforts, is unable to locate a terminated Eligible Employee to whom a Severance Benefit is due. Such Severance Benefit shall be reinstated if application is made therefor by the terminated Eligible Employee while this Plan is in operation but in no event more than one year after the Severance Benefit first becomes due and payable.

         4.11 Expenses. All expenses of administering the Plan shall be paid by the Employer.

         4.12 Gender. Whenever used herein, unless the context otherwise indicates, words in the masculine form shall be deemed to refer to females as well as males.

         4.13 Titles and Headings. The titles of Articles and headings of Sections in this Plan are for convenience of reference only and in case of any conflict the text of the Plan, rather than such titles and headings, shall control.

         4.14 Governing Law. This Plan shall be construed and enforced according to the internal laws of the Commonwealth of Pennsylvania, to the extent not preempted by federal law.

         IN WITNESS WHEREOF, and as evidence of its adoption of this Plan, the Company, on behalf of itself and the other adopting Employer, has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of August 19, 1999.


Attest:                                                CASTLE ENERGY CORPORATION



/s/SUSAN PYLE                                          By: /s/JOSEPH L. CASTLE
----------------------                                    ----------------------
   Secretary                                                   President



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                                                                       Exhibit A

                               Eligible Employees
                                    under the
                Castle Energy Corporation Severance Benefit Plan




                              Richard E. Staedtler
                              Timothy M. Murin
                              Susan Pyle
                              Mary Cade







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